SHEPHERD’S FINANCE, LLC

POWER OF ATTORNEY

The undersigned independent member of the Board of Managers of SHEPHERD’S FINANCE, LLC (the “Company”) hereby constitutes and appoints Daniel M. Wallach, the true and lawful agent and attorney-in-fact of the undersigned, with full power and authority in said agent and the attorney-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in his name as an independent member of the Board of Managers of the Company in connection with the Company’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the “SEC”) on or about April 30, 2018, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of April 5, 2019, by the following person in the capacity indicated below.

Signature	Title	Date

/s/ Gregory L. Sheldon	Independent Member	April 5, 2019
Gregory L. Sheldon	of the Board of Managers